                           SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
          of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Section 240.14a11(c) or
    Section 240.14a-12

                        TEXAS INSTRUMENTS INCORPORATED
               ------------------------------------------------
               (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    4)  Proposed maximum aggregate value of transaction:

    Set forth the amount on which filing fee is calculated and state how it was determined.

[X] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)  Amount previously paid:  $125.00

    2)  Form, schedule or registration statement no.:  Pre 14A

    3)  Filing party:  Texas Instruments Incorporated

    4)  Date filed:  February 1, 1996


[Company Logo]                  TEXAS INSTRUMENTS


                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 April 18, 1996


We are pleased to invite you to attend the 1996 Annual Meeting of Stockholders which will be held on Thursday, April 18, 1996 at the North Building Cafeteria on the Company's property, 13500 North Central Expressway, Dallas, Texas, at 10:00 a.m. (Dallas time). The meeting will be held for the following purposes:

      1.  To elect directors for the ensuing year;

      2. To consider and act upon a proposal to approve an amendment to the Company's Restated Certificate of Incorporation for the purpose of increasing the authorized shares of common stock of the Company from 300,000,000 to 500,000,000;

      3. To consider and act upon a board proposal to approve a Texas Instruments 1996 Long-Term Incentive Plan; and

      4. To consider and act upon such other matters as may properly come before the meeting.

Stockholders of record at the close of business on February 20, 1996 are entitled to notice of and to vote at the annual meeting.

Stockholders are urged to sign, date and return the enclosed proxy as promptly as possible. You may revoke your proxy at any time before the shares to which the proxy relates are voted at the meeting.



                                   By Order of the Board of Directors,




                                   /s/ RICHARD J. AGNICH
                                   Richard J. Agnich
                                   Senior Vice President,
                                   Secretary and General Counsel

Dallas, Texas
February 28, 1996




[Company Logo]                  TEXAS INSTRUMENTS

      EXECUTIVE OFFICES:  NORTH BUILDING, 13500 NORTH CENTRAL EXPRESSWAY,
                                 DALLAS, TEXAS

       MAILING ADDRESS:  POST OFFICE BOX 655474, DALLAS, TEXAS 75265-5474


                                PROXY STATEMENT

                               February 28, 1996

The board of directors of Texas Instruments Incorporated (the Company or TI) is requesting your proxy for the Annual Meeting of Stockholders (the Annual Meeting) on April 18, 1996. By executing and returning the enclosed proxy card, you authorize the persons named in the proxy to represent you and vote your shares in connection with the purposes set forth in the Notice of Annual Meeting.

If you attend the meeting, you may of course vote in person. But, if you are not present, your shares can be voted only if you have returned a properly executed proxy. If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted as specified therein, and if no specification is made, the shares will be voted in accordance with the recommendations of the board of directors. You may revoke the proxy at any time before it is exercised.

                               ELECTION OF DIRECTORS

Directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting and until their successors are elected and qualified. Unless authority to vote for directors is withheld in the proxy, the persons named in the proxy will vote for the election of the following nominees, who have been designated by the board of directors: JAMES R. ADAMS, DAVID L. BOREN, JAMES B. BUSEY IV, GERALD W. FRONTERHOUSE, DAVID R. GOODE, JERRY R. JUNKINS, WILLIAM S. LEE, WILLIAM B. MITCHELL, GLORIA M. SHATTO, WILLIAM P. WEBER and CLAYTON K. YEUTTER.

Nominees for Directorship

All of the nominees for directorship are now directors of the Company. While it is not anticipated that any of the nominees will be unable to serve, if any nominee is not a candidate for election as a director at the meeting, the proxy will be voted for the election of a substitute nominee proposed by the present board of directors or the number of directors will be reduced accordingly.

[Photo of J.R. Adams]            JAMES R. ADAMS  Director

                                 Chair, Board Organization and Nominating
                                 Committee; member, Audit and Compensation
                                 Committees.

                                 Group president, SBC Communications Inc. from 1992 until retirement in July 1995; president and chief executive officer of Southwestern Bell Telephone Company, 1988-92.

[Photo of D. L. Boren]           DAVID L. BOREN  Director

                                 Member, Audit, Finance and Stockholder
                                 Relations and Public Policy Committees.

                                 President of the University of Oklahoma
                                 since 1994. U.S. Senator, 1979-1994;
                                 Governor of Oklahoma, 1975-1979.  Director,
                                 AMR Corporation and Phillips Petroleum
                                 Company; trustee, Yale University.

[Photo of J.B. Busey IV]         JAMES B. BUSEY IV  Director

                                 Member, Board Organization and Nominating,
                                 Finance, Stockholder Relations and Public
                                 Policy and Trust Review Committees.

                                 President and chief executive officer of Armed Forces Communications and Electronics Association since 1992. Deputy Secretary, Department of Transportation, 1991-1992; Administrator, Federal Aviation
                                 Administration, 1989-91; retired from U.S.
                                 Navy as Admiral in 1989.  Director,
                                 Association of Naval Aviation, Curtiss-Wright Corporation and S.T. Research Corporation; trustee, MITRE Corporation.

[Photo of G.W. Fronterhouse]     GERALD W. FRONTERHOUSE  Director

                                 Chair, Trust Review Committee; member, Audit, Compensation and Finance Committees.

                                 Investments.  Former chief executive officer
                                 (1985-88) of First RepublicBank Corporation.
                                 President and director, Hoblitzelle
                                 Foundation; trustee, Southwestern Medical
                                 Foundation and Children's Medical Foundation.







2

[Photo of D. R. Goode]           DAVID R. GOODE  Director

                                 Member, Board Organization and Nominating and Compensation Committees.

                                 Chairman of the board and chief executive officer of Norfolk Southern Corporation since 1992; also, president since 1991. Director, Caterpillar, Inc., Georgia-Pacific
                                 Corporation and TRINOVA Corporation; member,
                                 The Business Roundtable; trustee, Hollins
                                 College.

[Photo of J.R. Junkins]          JERRY R. JUNKINS  Chairman of the Board,
                                 President and Chief Executive Officer

                                 Chair, Benefit Plans and Finance Committees;
                                 member, Board Organization and Nominating
                                 Committee.

                                 Chairman of the board since 1988; president and chief executive officer of the Company since 1985. Joined the Company in 1959; elected vice president in 1977 and executive vice president in 1982. Director, Caterpillar Inc., Minnesota Mining and Manufacturing Company and The Procter & Gamble Company; cochairman, The Business Roundtable; member, The Business Council and National Academy of Engineering; trustee, Southern Methodist University.

[Photo: W.S. Lee]                WILLIAM S. LEE  Director

                                 Chair, Compensation Committee; member, Audit, Board Organization and Nominating and Finance Committees.

                                 Chairman emeritus of Duke Power Company;
                                 chairman of the board and chief executive officer of Duke Power Company from 1982, and president from 1989, until retirement in April 1994. Director, J.P. Morgan & Co. Incorporated, Morgan Guaranty Trust Company of New York, Knight-Ridder, Inc. and The Liberty Corporation; member, The Business Council and National Academy of Engineering.









3

[Photo: W.B. Mitchell]           WILLIAM B. MITCHELL  Vice Chairman

                                 Member, Benefit Plans and Finance Committees.

                                 Vice chairman of the Company since 1993.
                                 Joined the Company in 1961; elected vice president in 1984 and executive vice president in 1987. Chairman, American Electronics Association.

[Photo: G.M. Shatto]             GLORIA M. SHATTO  Director

                                 Chair, Stockholder Relations and Public Policy Committee; member, Compensation Committee.

                                 President of Berry College since 1980.
                                 Director, Becton Dickinson and Company,
                                 Georgia Power Company, K mart Corporation and The Southern Company.

[Photo: W.P. Weber]              WILLIAM P. WEBER  Vice Chairman

                                 Member, Benefit Plans and Finance Committees.

                                 Vice chairman of the Company since 1993.
                                 Joined the Company in 1962; elected vice president in 1979 and executive vice president in 1984. Chairman, Semiconductor Industry Association.

[Photo of C.K. Yeutter]          CLAYTON K. YEUTTER  Director

                                 Chair, Audit Committee; member, Finance,
                                 Stockholder Relations and Public Policy
                                 and Trust Review Committees.

                                 Of counsel, Hogan & Hartson.  Counselor to
                                 President Bush for domestic policy during 1992; chairman, Republican National Committee, 1991-92; Secretary, Department of Agriculture, 1989-91; U.S. Trade Representative, 1985-89. Director, B.A.T. Industries P.L.C., Caterpillar Inc., ConAgra, Inc., FMC Corporation, Lindsay Manufacturing Co., Oppenheimer Funds and The Vigoro Corporation.











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The ages and holdings of common stock of the nominees and the year in which each became a director are as follows:

                                                       Common Stock
                                       Director        Ownership at
       Nominee               Age       Since           December 31, 1995<F1>*
       -------               ---       --------        ------------------
James R. Adams                56        1989                 3,264
David L. Boren                54        1995                 2,564
James B. Busey IV             63        1992                 3,684
Gerald W. Fronterhouse        59        1986                 5,291
David R. Goode                55        1996                 1,108
Jerry R. Junkins              58        1984               820,531
William S. Lee                66        1990                 6,264
William B. Mitchell           60        1990                73,604
Gloria M. Shatto              64        1992                 3,264
William P. Weber              55        1984               130,403
Clayton K. Yeutter            65        1992                 3,664
-------------------

<F1>*Includes any shares subject to restricted stock unit awards.  Also includes shares subject to acquisition within 60 days by Messrs. Junkins, Mitchell and Weber for 709,500, 48,500 and 106,500 shares, respectively, and shares credited to profit sharing stock accounts for Messrs. Junkins, Mitchell and Weber in the amounts of 10,253, 5,412 and 5,813, respectively. Excludes shares held by a family member if a director has disclaimed beneficial ownership. Mr. Goode's holdings are as of February 1, 1996. Each nominee and director owns less than 1% of the Company's common stock.

Board and Committee Meetings

During 1995, the board held eleven meetings. In addition, the following committees of the board held the number of meetings indicated: Audit, six; Benefit Plans, four; Board Organization and Nominating, seven; Compensation, seven; Finance, five; Stockholder Relations and Public Policy, four; and Trust Review, five. Overall attendance at board and committee meetings was approximately 96%.

Committees of the Board

The Audit Committee has the responsibility to make recommendations to the board with respect to the appointment of the independent public accountants and other matters. This committee also has the responsibility to approve certain non-audit services of the independent public accountants; to review the scope of the annual audit, proposed changes in major accounting policies, reports of compliance of management and operating personnel with the Company's code of ethics and other matters; and to report to the board concerning the adequacy of the Company's system of internal accounting controls, other factors affecting the integrity of published financial reports and other matters.



5

The Benefit Plans Committee has the responsibility to institute, revise or terminate incentive plans of the Company other than plans approved by stockholders, and institute, revise or terminate pension, profit sharing and other benefit plans, other than any incentive or benefit plan or amendment thereto that would benefit only officers of the Company or disproportionately benefit officers more than other employees. This committee also has the responsibility to report to the board concerning general levels of increases in compensation for employees, compensation and benefits philosophies and programs of the Company and other matters.

The Board Organization and Nominating Committee has the responsibility to make recommendations to the board with respect to nominees to be designated by the board for election as directors, the structure, size and composition of the board, compensation of board members, the organization and responsibilities of board committees and other matters. This committee also has the responsibility to report to the board concerning the general responsibilities and functions of the board, a desirable balance of expertise among board members, overall Company organizational health, with particular reference to succession plans for top management positions within TI, and other matters.

Any stockholder who wishes to recommend a prospective nominee for the board of directors for the committee's consideration may write Richard J. Agnich, Secretary, Board Organization and Nominating Committee, c/o Texas Instruments Incorporated, Post Office Box 655474, MS 407, Dallas, Texas 75265-5474.

The Compensation Committee has the responsibility to make changes in officers' compensation and to take actions that are required to be taken by the committee under the Company's incentive plans, stock option plans, stock option purchase plans and other employee benefit plans. This committee also has the responsibility to make recommendations to the board with respect to revisions in and actions under such plans that are required to be approved by the board, the institution of plans that benefit only officers of the Company or disproportionately benefit officers of the Company more than other employees, the institution of plans permitting the issuance of stock of the Company and other matters.

The Finance Committee has the responsibility to make recommendations to the board with respect to the annual capital authorization funding level, issuance of equity and long-term debt and other matters. This committee also has the responsibility to approve the annual financing plan and other matters; and to report to the board concerning developments in financial markets and other matters.

The Stockholder Relations and Public Policy Committee has the responsibility to make recommendations to the board with respect to matters bearing on the relationship between management and stockholders, public issues and other matters. This committee also has the responsibility to report to the board concerning the contribution policies of the Company and of the TI Foundation, revisions in TI's code of ethics and other matters.

The Trust Review Committee has the responsibility to make recommendations to the board with respect to the selection of trustees of benefit plan trust funds, assignment of funds to trustees and establishment and amendment of



6

funding policies and methods of benefit plans and other matters. This committee also has the responsibility to select investment managers and assign funds to investment managers of benefit plan trust funds; to approve compensation of trustees and investment managers and other matters; and to report to the board concerning the performance and adequacy of trustees and investment managers.

Directors Compensation

Directors who are not employees are annually paid a retainer of $40,000 (one-half in cash and one-half in restricted stock units described below), a fee of $7,500 for each committee on which they serve, $2,500 for service as a committee chair, $2,500 for attendance at the Company's strategic planning conference, and $2,500 for attendance at the Company's annual planning conference. Compensation for other designated activities, such as visits to TI facilities and attendance at certain company events, is provided at the rate of $1,000 per day. In 1995, the Company made payments (an aggregate of $10,388) relating to premiums for life, medical, dental, travel and accident insurance policies covering directors. Subject to certain limitations, directors may elect that all or part of the cash payments of their fees be deferred until retirement from the board or other specified times. Deferred fees earn interest from the Company at a rate (currently based on published interest rates on certain corporate bonds) determined from time to time by the board.

Effective June 15, 1995, the Company terminated a previously existing directors' retirement plan and in its place adopted a restricted stock unit plan for directors (the stock plan). Under the stock plan, new directors are awarded 1,000 restricted stock units (each for one share of Company common stock) providing for issuance of Company common stock at the time of retirement from the board, or upon earlier termination of service from the board after completing at least eight years of service or because of death or disability. However, the right to the shares will be forfeited if a director's service terminates within less than six months after the date of grant for reasons other than death or disability. Directors in office on the effective date were granted the same number of restricted stock units (subject to the same conditions) to replace their interests under the former retirement plan; as a result of the subsequent two-for-one stock split, those awards were increased to 2,000 restricted stock units. The stock plan also provides for payment of fifty percent of the annual retainer for board service (not including retainers for committee membership or committee chair) to be made in the form of restricted stock units. The shares under such annual retainer restricted stock units will be issued upon the termination of the director's service on the board. Any portion which is unearned because of termination of service during a year will be forfeited.

Each director who has completed five years of service as a member of the board of directors, and whose board membership terminates as a result of ineligibility for reelection after the attainment of a specified age or, in the case of non-employee directors, as a result of death or disability, will be eligible to participate in a Director Award Program. The program was established to promote the Company's interest in supporting educational institutions. The Company may contribute a total of $500,000 with respect to each eligible director to up to three eligible educational institutions (or other charitable institutions approved by the Board Organization and Nominating


7

Committee) recommended by the director and approved by the Company. The contributions will be made in five annual installments of $100,000 each, commencing as soon as practicable following the director's death. Directors derive no financial benefit from the program and all charitable deductions will accrue solely to the Company.

                             EXECUTIVE COMPENSATION

Compensation Overview

The Company is committed to building shareholder value through improved performance and growth. To achieve this objective, TI seeks to create an environment in which employees recognize that they are valued as individuals and treated with respect, dignity and fairness.

The Company uses a merit-based system of compensation to encourage individual employees to achieve their productive and creative potential, and to link individual financial goals to Company performance. The Company regularly compares its compensation system with those of competitors and refines its system as necessary to encourage a motivated and productive work force.

The following tables provide information regarding the compensation of the Company's chief executive officer and each of the four other most highly compensated executive officers.
































8

Summary Compensation Table

The following table sets forth information with respect to the compensation of the Company's chief executive officer and each of the four other most highly compensated executive officers for services in all capacities to the Company in 1993, 1994 and 1995, except as otherwise indicated.

                            Annual Compensation                    Long-Term Compensation
                  ----------------------------------------  ----------------------------------------
                                                                    Awards               Payouts
                                                           --------------------------  ------------
  Name and                                   Other Annual   Restricted     Stock         Long-Term     All Other
  Principal                                  Compensation  Stock Awards  Options (in     Incentive    Compensation
  Position       Year     Salary     Bonus     <F1>(1)      <F2>(2)     shares)<F3>(3)  Plan Payouts    <F4>(4)
------------     ----    --------   -------  ------------  ----------- --------------  ------------  -------------
J.R. Junkins     1995    $792,050   $1,750,000    --           0         130,000             0         $391,979
Chairman,        1994    $700,200   $1,227,600    --       $141,250      110,000             0         $276,714
President & CEO  1993    $691,850   $  740,000    --           0         100,000             0         $ 71,032

W.B. Mitchell    1995    $373,750   $  650,000    --           0          50,000             0         $165,302
Vice             1994    $359,100   $  500,000    --           0          50,000             0         $103,157
Chairman         1993    $348,100   $  320,000    --           0          44,000             0         $ 37,248

W.P. Weber       1995    $404,250   $  750,000    --           0          50,000             0         $168,272
Vice             1994    $395,000   $  600,000    --           0          50,000             0         $110,899
Chairman         1993    $382,800   $  400,000    --           0          44,000             0         $ 36,522

T.J. Engibous    1995    $369,750   $1,000,000    --           0          60,000             0         $145,887
Executive        1994    $306,000   $  600,000    --           0          42,000             0         $ 59,565
Vice President   1993    $238,000   $  275,000    --           0          24,000             0         $ 20,159

W.F. Hayes       1995    $371,750   $  700,000    --           0          50,000             0         $145,654
Executive        1994    $331,350   $  500,000    --           0          46,000             0         $ 83,353
Vice President   1993    $277,700   $  300,000    --           0          30,000             0         $ 25,752

------------------

<F1>(1) The dollar value of perquisites and other personal benefits for each of the named executive officers was less than the established reporting thresholds.

<F2>(2) (a)  For purposes of the table, restricted stock units awarded under the Company's Long-Term Incentive Plan are valued at market on the date of award.

    (b) The restricted stock unit awarded to Mr. Junkins in 1994 provides for the payment of 4,000 shares (as adjusted to give effect to the 1995 two-for-one stock split), with 2,000 shares vesting first quarter 1995 and 2,000 shares vesting first quarter 1996. At December 31, 1995, the value of the 2,000 unvested shares was $103,000.

    (c) Dividend equivalent payments are paid on restricted stock units at the same rate as dividends on the Company's common stock.



9

<F3>(3) The number of shares granted has been adjusted to give effect to the
1995 two-for-one stock split.

<F4>(4) During 1995, the Company made payments relating to premiums with respect to split-dollar life insurance policies in the following amounts:
Mr. Junkins, $70,295; Mr. Mitchell, $19,557; Mr. Weber, $18,981; Mr. Engibous, $8,123; and Mr. Hayes, $18,662. Also, the Company made payments relating to premiums with respect to life, travel and accident insurance policies in the following amounts: Mr. Junkins, $27,146; Mr. Mitchell, $11,435; Mr. Weber, $6,862; Mr. Engibous, $125; and Mr. Hayes, $2,959.

During 1995, the Company made matching contributions to the cash or deferred compensation account (401(k)) under the U.S. profit sharing plan in the following amounts: Mr. Junkins, $3,000; Mr. Mitchell, $3,000; Mr. Weber, $3,000; Mr. Engibous, $3,000; and Mr. Hayes, $3,000.

For 1995, the profit sharing cash payments and contributions (plus the ERISA reductions for which the Company will provide an offsetting supplemental benefit) were as follows: Mr. Junkins, $291,538; Mr. Mitchell, $121,310; Mr. Weber, $139,429; Mr. Engibous, $134,639; and Mr. Hayes, $121,033.




































10

Table of Option Grants in 1995

The following table sets forth details regarding stock options granted to the named executive officers in 1995. In addition, there are shown the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term.

                                                               Potential Realizable Value at
                                                            Assumed Annual Rates of Stock Price
                                                          Appreciation for Option Term (10 Years)
                                                      --------------------------------------------------------------
                                                                  5%                                10%
                                                      -------------------------      -------------------------------
               Options  % Of Total
               Granted   Options                      Stock                           Stock
                 (in    Granted to  Exercise Expir-   Price (per                      Price (per
               shares)  Employees  Price(per ation    share)                          share)
 Name          <F1>(1)   in 1995    share)   Date     <F2>(2)        Gain            <F2>(2)          Gain
-------------  -------  ---------- --------  -------- --------- --------------       ---------  ---------------------
J.R. Junkins   130,000     4.6     $35.63    1/25/05  $ 58.03   $    2,911,918        $ 92.40   $     7,380,370

W.B. Mitchell   50,000     1.8     $35.63    1/25/05  $ 58.03   $    1,119,969        $ 92.40   $     2,838,604

W.P. Weber      50,000     1.8     $35.63    1/25/05  $ 58.03   $    1,119,969        $ 92.40   $     2,838,604

T.J. Engibous   60,000     2.1     $35.63    1/25/05  $ 58.03   $    1,343,962        $ 92.40   $     3,406,325

W.F. Hayes      50,000     1.8     $35.63    1/25/05  $ 58.03   $    1,119,969        $ 92.40   $     2,838,604

All stockholders                                      $ 58.03   $4,154,071,065<F3>(3) $ 92.40   $10,527,231,680<F3>(3)

Employees                                             $ 58.03   $  317,781,180<F4>(4) $ 92.40   $   805,319,902<F4>(4)
through TI profit sharing plans
__________

<F1>(1) These nonqualified options may become exercisable on a graduated basis beginning after one year if specified earnings per share levels are attained. These options are fully exercisable during the ninth and tenth year without regard to earnings per share and also may become fully exercisable in the event of a change in control (as defined in the options) of the Company. The number of shares granted and the exercise price per share have been adjusted to give effect to the 1995 two-for-one stock split.

Currently, the exercise price may be paid by delivery of already-owned shares and tax withholding obligations related to exercise may be paid in shares, subject to certain conditions.

<F2>(2) The price of TI common stock at the end of the 10-year term of the stock options granted at a 5% annual appreciation would be $58.03 and at a 10% annual appreciation would be $92.40.



11

<F3>(3) The gain is based on the fair market value ($35.625 per share) and number of all the outstanding shares of common stock on January 25, 1995, the grant date of the options.

<F4>(4) The data presented for all employees represents the gain employees would realize through the appreciation of the stock price of TI stock held in TI profit sharing plans from the date of grant of the stock options listed above, assuming 5% and 10% annual appreciation over the 10-year option term.















































12

Table of Option Exercises in 1995 and Year-End Option Values

The following table sets forth information with respect to the named executive officers concerning the exercise of options during 1995, and unexercised options held as of December 31, 1995.

                                                                               Value of
                                                    Number of                  Unexercised
                                                   Unexercised                In-the-Money
                                                    Options at                 Options at
                   Shares                         December 31, 1995<F3>(3)   December 31, 1995<F2>(2)<F3>(3)
                 Acquired on      Value           -------------------------  ------------------------
Name           Exercise<F1>(1)  Realized<F2>(2)  Exercisable Unexercisable   Exercisable   Unexercisable
----           ---------------   --------------  -----------  -------------  -----------   -------------
J.R. Junkins        200,000      $7,713,500       590,000     210,000        $17,773,100   $3,556,000

W.B. Mitchell        99,500      $2,430,433             0      86,000        $         0   $1,463,320

W.P. Weber          268,000      $7,048,220        58,000      86,000        $ 1,200,460   $1,463,320

T.J. Engibous        50,250      $1,692,564             0      87,000        $         0   $1,436,700

W.F. Hayes           37,823      $1,445,103       139,325      80,500        $ 3,809,490   $1,346,540

---------------------

<F1>(1) These shares were acquired upon the exercise of options granted from
1985 through 1987 in the case of Mr. Junkins; from 1990 through 1994 in the case of Mr. Mitchell; from 1986 through 1992 in the case of Mr. Weber; from 1990 through 1994 in the case of Mr. Engibous; and from 1986 through 1992 in the case of Mr. Hayes. The number of shares acquired upon exercise has been adjusted to give effect to the 1995 two-for-one stock split.

<F2>(2) Market value of underlying securities at exercise date or year-end, as the case may be, minus the exercise price.

<F3>(3) Exercisable options or portions thereof relate to options granted during 1987-1994; unexercisable options or portions thereof relate to options granted during 1993-1995. The number of shares has been adjusted to give effect to the 1995 two-for-one stock split.














13

Pension Plan Table

The following table sets forth the approximate annual benefits relating to the U.S. pension plan that would be payable as of December 31, 1995 under various assumptions as to average credited earnings (as defined in the plan) and years of credited service (as defined in the plan) to employees in higher salary classifications who are 65 years of age as of such date. Benefits are based on eligible earnings. Eligible earnings include (a) salary as shown in the summary compensation table and (b) bonus as shown in the summary compensation table. Other elements of compensation shown in the summary compensation table or referred to in the footnotes to that table are not included in eligible earnings.


                                  Estimated Annual Benefits Under Pension Plan for
                                    Specified Years of Credited Service<F2>(2)<F3>(3)
             ____________________________________________________________________________________

Average
Credited
Earnings
<F1>(1)      15 Years    20 Years     25 Years     30 Years    35 Years     40 Years     45 Years
----------   --------    --------     --------     --------    --------     ---------    --------
$  500,000   109,584     146,112      182,640      219,168     255,696      293,196      330,696
$  600,000   132,084     176,112      220,140      264,168     308,196      353,196      398,196
$  700,000   154,584     206,112      257,640      309,168     360,696      413,196      465,696
$  800,000   177,084     236,112      295,140      354,168     413,196      473,196      533,196
$  900,000   199,584     266,112      332,640      399,168     465,696      533,196      600,696
$1,000,000   222,084     296,112      370,140      444,168     518,196      593,196      668,196
$1,100,000   244,584     326,112      407,640      489,168     570,696      653,196      735,696
$1,200,000   267,084     356,112      445,140      534,168     623,196      713,196      803,196
$1,300,000   289,584     386,112      482,640      579,168     675,696      773,196      870,696
$1,400,000   312,084     416,112      520,140      624,168     728,196      833,196      938,196
$1,500,000   334,584     446,112      557,640      669,168     780,696      893,196    1,005,696
$1,600,000   357,084     476,112      595,140      714,168     833,196      953,196    1,073,196
--------------------

<F1>(1) The average credited earnings is the average of the five consecutive years of highest earnings.

At December 31, 1995, the named executive officers were credited with the following years of credited service and had the following average credited earnings, respectively, under the U.S. pension plan: Mr. Junkins, 37 years, $1,314,141; Mr. Mitchell, 34 years, $618,095; Mr. Weber, 34 years, $687,551;
Mr. Engibous, 18 years, $477,852; and Mr. Hayes, 28 years, $532,847.

<F2>(2) If the amount otherwise payable under the pension plan should be restricted by the applicable provisions of ERISA, the amount in excess of the Act's restrictions will be paid by the Company.

<F3>(3) The benefits under the plan are computed as single life annuity at age
65.  The amounts shown in the table reflect the offset provided in the pension



14

plan under the pension formula adopted July 1, 1989 to comply with the social security integration requirements. The integration offset is $2,916 for 15 years of credited service, $3,888 for 20 years of credited service, $4,860 for 25 years of credited service, $5,832 for 30 years of credited service, $6,804 for 35 years of credited service, $6,804 for 40 years of credited service and $6,804 for 45 years of credited service.

Early Retirement Agreements

The Company has a policy providing for optional early retirement agreements for the chairman of the board, the president and such other personnel as the board of directors may designate, upon attainment of age 58 and such minimum lengths of service as the board may specify. Participants enter into early retirement agreements with the Company which among other things prohibit competition with the Company until the attainment of age 69. Payments under the agreements are based on the difference between the retirement benefits the individual is to receive from the Company's U.S. pension plan and the retirement benefits the individual would have received from the pension plan had the individual remained in employment with the Company until the attainment of age 65 at a rate of compensation equal to the average annual eligible earnings (as defined in the pension plan) received during the three years immediately preceding early retirement. The individual may elect payment under the early retirement agreement in the form of monthly payments for life, monthly payments to the individual or the individual's estate or survivors until the date of the individual's 69th birthday, or a 50% joint and survivor's payment.






























15

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the board of directors has furnished the following report on executive compensation paid or awarded to executive officers for 1995:

The executive compensation program is administered by the Compensation Committee of the board of directors (the Committee), which is composed of the individuals listed below (plus Mr. Goode, who joined the Committee subsequent to the Committee's actions discussed in this report), all of whom are independent directors of the Company. The program consists of base salaries, annual incentive awards and long-term compensation. At higher management levels, the mix of compensation is weighted more to the performance-based components annual incentive and long-term compensation.

In determining the compensation of the executive officers, the Committee considered guidelines developed for each component of compensation. As indicated below, the guidelines took account of compensation practices of competitor companies (as reported in various surveys administered by national compensation consulting firms) and the relative performance of TI and competitor companies. The competitor companies are primarily major high-technology competitors in one or more of the markets semiconductor, defense and information technology in which the Company operates. While many of these companies are included in the S&P High-Technology Composite Index appearing in the graph regarding total shareholder return on page 20, these companies are not the same as the companies comprising that index. Each guideline was set based on the best available data from as many competitor companies as practicable. The Committee also considered the performance of the executive officers toward the Company's prior year and long-term strategic objectives; in this connection, the CEO made recommendations regarding the components of each executive officer's compensation package except his own.

In its considerations, the Committee did not assign quantitative relative weights to different factors or follow mathematical formulae. Rather, the Committee exercised its discretion and made a judgment after considering the factors it deemed relevant. The Committee's decisions regarding 1995 executive compensation were designed to: (1) align the interests of executive officers with the interests of the stockholders by providing performance-based awards; and (2) allow the Company to compete for and retain executive officers critical to the Company's success by providing an opportunity for compensation that is comparable to the levels offered by other companies in our markets.

Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid to a "covered employee" in a taxable year to the extent that the employee's compensation (other than qualified performance-based compensation) exceeds $1 million. In December 1995, the Internal Revenue Service published regulations governing the $1 million deductibility cap. Pursuant to those regulations, the Company's "covered employees" will be those who, at the end of the year, are the chief executive officer and the four other highest compensated officers of the Company as determined under the rules of the Securities and Exchange Commission governing executive compensation disclosure.




16

It is the Committee's policy to consider deductibility under Section 162(m) in determining compensation arrangements for the Company's "covered employees" and the Committee intends to optimize the deductibility of compensation to the extent deductibility is consistent with the objectives of the executive compensation program. The Committee, however, intends to weigh the benefits of full deductibility with the objectives of the executive compensation program and, if the Committee believes to do so is in the best interests of the Company and its stockholders, will make compensation arrangements which may not be fully deductible under Section 162(m). Under the transitional rules set forth in the regulations, all compensation attributable to stock options granted under the Company's current Long-Term Incentive Plan prior to the Company's 1997 annual meeting is expected to qualify for deductibility under
Section 162(m). The board of directors is presenting a new Long-Term Incentive Plan for stockholder approval at the 1996 annual meeting. If the new Long-Term Incentive Plan is approved, grants of options and other awards under the new Long-Term Incentive Plan are expected to qualify for deductibility under
Section 162(m). The Committee expects that the annual incentive awards granted to date to the Company's executive officers will, together with their 1996 salaries and any other compensation paid to them in 1996, qualify for deductibility.

Annual Compensation

Annual compensation (base salary and annual incentive) guidelines were established such that TI executive officers will receive a level of annual compensation at, above or below the median annual compensation paid by competitor companies depending primarily on whether TI's actual return on net assets (RONA) is at, above or below its internally established performance threshold, as described below. TI's percent revenue growth relative to the percent revenue growth of competitor companies was also taken into account in establishing the guidelines.

Base Salary. Base salary guidelines were established at the median level of salaries for similarly situated executive officers of competitor companies, or of organizations within competitor companies, of similar size (in terms of total revenue). The Committee, in its discretion, determined officer salaries in January 1995 at what it considered to be appropriate levels after reviewing performance toward prior year objectives (such as improving production yields, cycle times, productivity and customer satisfaction) and long-term strategic objectives (such as increasing market share in the semiconductor business, and focusing efforts to leverage TI's semiconductor, software and systems expertise to make major contributions to the critical technologies driving the digital revolution).

In determining the CEO's base salary, the Committee noted the continued improvement in the financial performance of the Company. The Committee considered the level of base salaries of CEOs of competitor companies and the fact that Mr. Junkins had not received a base salary increase in 1994 and consequently adjusted Mr. Junkins' salary to $800,400. While this represents a significant increase, Mr. Junkins' salary remains below the median of CEOs of competitor companies.





17

Annual Incentive. The Committee granted the CEO an annual incentive award in March 1995. The award provided for variable payouts depending upon the Company's actual 1995 RONA and growth in net revenues from 1994 to 1995, and further provided that the Committee may, in its discretion, reduce the amount payable under the award based on the Committee's judgment of circumstances at the time. Incentive awards for the other executive officers were granted in January 1996. As the performance component of annual compensation, the annual incentive award varies significantly based on the Company's profitability and revenue growth and the individual's contribution toward the Company's performance. The primary performance threshold established for purposes of determining annual incentive awards for 1995 is stated in terms of RONA. RONA performance thresholds were established for 1995 taking into account (a) the Company's 1995 RONA (either estimated or actual depending on the time of the award) relative to 1995 RONA of competitor companies (as estimated at the time of the award), and (b) the RONA the Company believes would be likely to increase shareholder value over the long-term. The guidelines also provide for an adjustment in the amount of the annual incentive awards based on TI's 1995 percent revenue growth as compared with the 1995 percent revenue growth of competitor companies (as calculated in accordance with the terms of the award).

In granting the CEO's incentive award in March 1995, the Committee considered the incentive compensation paid to CEOs of competitor companies and the Company's RONA and percent revenue growth forecasts relative to the estimated RONA and percent revenue growth performance of competitor companies. The award was designed to pay the CEO at, above or below the median incentive paid to CEOs of competitor companies, depending primarily upon whether TI's 1995 RONA is at, above or below the Company's internally established performance threshold. The award provided for an additional payment based on the extent TI's 1995 percent revenue growth exceeded the percent revenue growth of competitor companies (as calculated in accordance with the terms of the award), if the Company's actual 1995 RONA performance met or exceeded the performance threshold.

While the Company's performance exceeded the RONA threshold established in March 1995, a review in January 1996 of the markets in which the Company operated and the RONA performance of competitor companies suggested to the Committee that the RONA threshold was low. Accordingly, the Committee adjusted the award to $1,750,000. Mr. Junkins' annual compensation (base salary plus incentive award) for 1995 exceeded the median for competitor companies as did the performance of the Company.

Taking into account each executive officer's contributions toward prior year objectives and the degree to which TI's 1995 RONA performance exceeded the RONA performance threshold and TI's percent revenue growth exceeded the percent revenue growth of competitor companies, the Committee granted annual incentive awards to TI's executive officers (other than the CEO) such that the level of the officers' annual compensation (base salary plus incentive award) for 1995 exceeded the median of competitors' annual compensation.

Long-Term Compensation

The Committee determined long-term compensation in January 1995. Stock options constitute TI's primary long-term incentive vehicle. Stock options granted in



18

1995 were granted at 100% of fair market value on the date of grant, have a 10-year term and do not become exercisable until after eight years, although exercisability may be accelerated to the extent that earnings per share goals are achieved (or in the event of a change in control of the Company). Any value received by the executive officer from an option grant depends completely upon increases in the price of TI common stock.

Guidelines for awards granted under TI's long-term incentive program were set with the intention of providing TI executive officers an opportunity for financial gain equivalent to the median opportunity provided by competitor companies through all their long-term compensation programs. For this purpose, the future rate of appreciation of the shares underlying stock-based awards is assumed to be the same for all companies. Although not considered in establishing guidelines for stock option grants, the size of prior grants was considered in administering the guidelines.

The Committee reviewed the guidelines and determined to grant stock options exceeding the guidelines to each executive officer. The Committee considered the significant contributions of these executive officers to the development and implementation of a focused strategic plan for the Company. The Committee believes that these grants will recognize progress toward accomplishment of the strategic plan and, since these stock options will result in increased compensation to the executive officer only if TI's stock price increases, focus the executive officers on executing the plan and building value for shareholders.

In determining the CEO's long-term compensation, the Committee reviewed progress made toward the Company's long-term objectives: accelerate TI's long-term growth rate, while improving stability in the return on invested capital,
(1) by emphasizing digital signal processing solutions and shared investments in memory products to reduce volatility in semiconductors; (2) by repositioning defense systems and electronics for renewed growth, taking advantage of TI's core defense technologies for commercial applications; and (3) by aggressively pursuing R&D opportunities for new technologies such as digital light processing. The Committee determined that the grant of the option to purchase 130,000 shares at a price per share of $35.63 (the market value of TI's common stock on the date of grant giving effect to the subsequent 2-for-1 stock split) would, in its judgment, provide the CEO with a competitive financial opportunity slightly exceeding the median. Until the year 2003, the exercisability of the option depends primarily on the achievement of specific earnings per share goals. The CEO's total long-term compensation slightly exceeded the median long-term compensation provided by competitor companies, and the CEO's total compensation (annual plus long-term) exceeded the median total compensation as the performance of the Company exceeded the median of competitor companies.


            William S. Lee, Chair              Gerald W. Fronterhouse
            James R. Adams                     Gloria M. Shatto







19

                     COMPARISON OF TOTAL SHAREHOLDER RETURN

The following graph sets forth TI's total shareholder return as compared to the S&P 500 Index and the S&P High-Technology Composite Index over a five-year period, beginning December 31, 1990, and ending December 31, 1995. The total shareholder return assumes $100 invested at the beginning of the period in TI Common Stock, the S&P 500 and the S&P High-Technology Composite Index. It also assumes reinvestment of all dividends.





           [A performance graph showing five year cumulative total return among the Company, the S&P 500 Index and the S&P High Tech Composite Index appears here. The coordinates used in the graph appear below.]



















                          Dec-90   Dec-91   Dec-92   Dec-93   Dec-94   Dec-95
Texas Instruments          $100     $ 83     $128     $176     $210     $292

S&P 500 R                   $100     $130     $140     $155     $157     $215

S&P R High Tech             $100     $114     $119     $146     $170     $245
Composite Index

*Assumes that the value of the investment in TI Common Stock and each index was $100 on December 31, 1990, and that all dividends were reinvested.

**Year ending December 31.




20

             PROPOSAL TO APPROVE AMENDMENT TO RESTATED CERTIFICATE
              OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

The board of directors believes that it is desirable for the stockholders to consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation (the Certificate). Pursuant to the proposal, the currently authorized shares of common stock, $1 par value, will be increased from 300,000,000 to 500,000,000 shares.

Of the 300,000,000 currently authorized shares of common stock, as of December 31, 1995, 189,526,939 were issued (including 138,129 treasury shares). Of the remaining 110,473,061 authorized shares of common stock, 21,750,913 were reserved for issuance in connection with the Company's incentive plans, stock option plans, stock option purchase plan, profit sharing plans and convertible subordinated debentures.

Except for shares currently reserved as explained above and shares that may be reserved in connection with the proposed 1996 Long-Term Incentive Plan discussed below, the Company does not now have any present plan, understanding or agreement to issue additional shares of common stock. However, the board believes that the proposed increase in authorized shares of common stock is desirable to enhance the Company's flexibility in connection with possible future actions, such as stock splits, stock dividends, financings, corporate mergers, acquisitions of property, use in employee benefit plans, or other corporate purposes. The board will determine whether, when, and on what terms the issuance of shares of common stock may be warranted in connection with any of the foregoing purposes.

If the proposed amendment is approved, all or any of the authorized shares of common stock may be issued without further action by the stockholders and without first offering such shares to the stockholders for subscription. The issuance of common stock otherwise than on a pro-rata basis to all holders of such stock would reduce the proportionate interests of such stockholders.

Pursuant to the proposal, the first sentence of Article Fourth of the Certificate will be amended to read as follows:

   "The total number of shares of all classes of stock which the Company shall have authority to issue is Five Hundred Ten Million (510,000,000) shares, of which Ten Million (10,000,000) shall be Preferred Stock with a par value of $25.00 per share, and Five Hundred Million (500,000,000) shall be Common Stock with a par value of $1.00 per share."

Other than increasing the authorized shares of common stock from 300,000,000 to 500,000,000, the proposed amendment in no way changes the Certificate.

The board has unanimously adopted resolutions setting forth the proposed amendment to the Certificate, declaring its advisability and directing that the proposed amendment be submitted to the stockholders for their approval at the annual meeting on April 18, 1996. If adopted by the stockholders, the amendment will become effective upon filing as required by the General Corporation Law of Delaware.

The board of directors recommends a vote "FOR" the above proposal.


21

                   PROPOSAL TO APPROVE THE TEXAS INSTRUMENTS
                        1996 LONG-TERM INCENTIVE PLAN

Since 1965 the Company has had in effect key employee incentive plans, currently consisting of the Texas Instruments Long-Term Incentive Plan and the Texas Instruments Annual Incentive Plan. These plans were designed to provide an additional incentive for those who are key to the Company's success in the highly technological and competitive businesses in which it operates. The board of directors believes that these plans have been effective in providing such incentive. The board also believes that, for the Company to continue to attract and retain outstanding individuals at all levels of the Company's organizations, it must continue to have incentive plans of these types in place.

The Texas Instruments Annual Incentive Plan (the Annual Plan) provides for awards, in cash or in common stock of the Company, to be made by the Compensation Committee (the Committee) of the board of directors out of amounts credited annually to a reserve within the limits of a formula which was approved by the stockholders in 1965. Under the formula, the amount credited to the Reserve each year may not exceed 10% of the amount by which the Company's net income (as defined) for such year exceeds 6% of net capital (as defined), but not in excess of the amount paid out as dividends on the common stock of the Company during such year. No changes to the Annual Plan are proposed.

The Texas Instruments Long-Term Incentive Plan (the Long-Term Plan) provides for the grant by the Committee of: (1) stock options, including incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code, (2) restricted stock and restricted stock units, (3) performance units and (4) other awards (including stock appreciation rights) valued in whole or in part by reference to or otherwise based on common stock of the Company.

As of January 31, 1996, there were only 108,268 shares of the common stock of the Company remaining available for grant under the Long-Term Plan. The board of directors recommends that the stockholders approve adoption of a new Texas Instruments 1996 Long-Term Incentive Plan to replace the existing Long-Term Plan.

It is anticipated that the 108,268 shares that were available for grant under the Long-Term Plan at January 31, 1996 will continue to be available for grant after adoption of the new Texas Instruments 1996 Long-Term Plan unless granted before such adoption.

Texas Instruments 1996 Long-Term Incentive Plan

The full text of the proposed Texas Instruments 1996 Long-Term Incentive Plan (the 1996 Plan) is shown on Exhibit A to this proxy statement. The principal features of the 1996 Plan, which is essentially identical to the existing Long-Term Plan, are summarized below.

Under the 1996 Plan, the number of shares of common stock available for granting stock options and other awards during the term of the plan will be 18,500,000 shares, subject to adjustment for stock splits and other events as



22

set forth in the plan. No more than 2,000,000 shares of common stock may be awarded as restricted stock, restricted stock units or "other-stock based awards" described below during the term of the plan.

As noted above, the 1996 Plan will permit the granting of: (1) stock options, including incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code, (2) restricted stock and restricted stock units,
(3) performance units and (4) other awards (including stock appreciation rights) valued in whole or in part by reference to or otherwise based on common stock of the Company. The plan will be administered by the Compensation Committee (the Committee) of the board of directors. The Committee will have the authority to establish rules for the administration of the plan; to select the employees to whom awards are granted; to determine the types of awards to be granted and the number of shares covered by such awards; to set the terms and conditions of such awards; and to cancel, suspend and amend awards but, except for stock splits and other events described below, no amendment may reduce the exercise price of an option. Neither the benefits or amounts that will be received by the executive officers or others if the plan is approved by the stockholders nor the benefits or amounts that would have been received by them for 1995 if the plan had then been in effect may be determined at this time, since awards under the plan will be at the discretion of the Committee. The Committee may also determine whether the payment of any proceeds of any award shall or may be deferred and may authorize payments representing dividends or interest or their equivalents in connection with any deferred award.

Any employee of the Company, including any officer or employee-director, will be eligible to receive awards under the 1996 Plan. There were 59,574 employees of the Company at December 31, 1995. Directors who are not full-time or part-time officers or employees will not be eligible to participate in the plan.

Determinations and interpretations with respect to the 1996 Plan will be in the sole discretion of the Committee, whose determinations and interpretations will be binding on all interested parties. The Committee may delegate to one or more officers or managers the right to grant awards and to cancel or suspend awards with respect to individuals who are not subject to Section 16(b) of the Securities Exchange Act of 1934, provided that any such delegation will conform with the requirements of the General Corporation Laws of Delaware. The board may amend, alter or discontinue the plan at any time provided that stockholder approval must be obtained for any change that would increase the number of shares available for awards or that would permit the granting of options or other stock-based awards encompassing rights to purchase shares at prices below the fair market value of the common stock, other than as described below.

Awards will be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon their exercise the holder will receive cash, stock, other securities, other awards, other property or any combination thereof, as the Committee shall determine. Any shares of stock deliverable under the plan may consist in whole or in part of authorized and unissued shares or treasury shares.

Except in the case of awards made through assumption of, or in substitution for, outstanding awards previously granted by an acquired company, the exercise


23

price per share of stock purchasable under any stock option, the grant price of any stock appreciation right, and the purchase price of any security which may be purchased under any other stock-based award will not be less than 100% of the fair market value of the stock or other security on the date of the grant of such option, right or award. The Committee will determine the times at which options and other purchase rights may be exercised and the methods by which and the forms in which payment of the purchase price may be made, whether in cash or, at the discretion of the Committee, in whole or in part by the tendering of stock of the Company or other property having a fair market value on the date the option or right is exercised equal to the exercise or purchase price. Determinations of fair market value under the plan will be made in accordance with methods or procedures established by the Committee.

Restricted stock may provide the recipient all of the rights of a stockholder of the Company, including the right to vote the shares and to receive any dividends, provided that neither restricted stock nor restricted stock units may be transferred by the recipient until certain restrictions established by the Committee lapse. Upon termination of employment during the restriction period, all restricted stock and restricted stock units shall be forfeited, unless the Committee determines otherwise.

Performance units will provide the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, such holder, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. The Committee is also authorized to establish the terms and conditions of other stock-based awards.

No award granted under the 1996 Plan may be assigned, transferred, pledged or otherwise encumbered by the individual to whom it is granted, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution. Each award shall be exercisable, during such individual's lifetime, only by such individual, or, if permissible under applicable law, by such individual's guardian or legal representative.

Under the 1996 Plan, if any shares subject to any award under the Long-Term Plan, or under the 1984 or 1988 Stock Option Plans of the Company are forfeited, or if any such award terminates without the delivery of shares or other consideration, the shares previously used for such awards will be available for future awards under the 1996 Plan. If another company is acquired by the Company or an affiliate in the future, any awards made and any of the Company's shares delivered upon the assumption of or in substitution for outstanding grants made by the acquired company may be deemed to be granted under the 1996 Plan but, with the exception of grants made to individuals who are officers and directors of the Company for purposes of Section 16(b) of the Securities Exchange Act of 1934, will not decrease the number of shares available for grant under the 1996 Plan. Except for such awards and except to avoid double counting with respect to certain awards granted in tandem with other awards granted under the 1996 Plan or under any other plan of the Company, all awards granted under the 1996 Plan will be counted against the overall limits on the number of shares available under the 1996 Plan pursuant to procedures to be specified by the Committee.

If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off,


24

combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the shares so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 1996 Plan, then the Committee may, in such manner as it deems equitable, adjust (1) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards,
(2) the number and type of shares (or other securities or property) subject to outstanding awards, and (3) the grant, purchase or exercise price with respect to any award, or may make provision for a cash payment to the holder of an outstanding award. The Committee will also be authorized, for similar purposes, to make adjustments in performance unit criteria or in the terms and conditions of other awards in recognition of unusual or non-recurring events affecting the Company or its financial statements or of changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the plan or any award in the manner and to the extent it shall deem desirable to carry the plan into effect. Nothing contained in the plan shall prevent the Company or any affiliate from adopting or continuing in effect other or additional compensation arrangements.

It is intended that awards under the 1996 Plan to any "covered employees" as defined in Section 162(m) of the Internal Revenue Code will qualify as performance-based compensation under Section 162(m) so as to preserve the deductibility of any compensation in excess of $1 million paid to any "covered employees." Accordingly, the plan provides that members of the Committee must be "outside directors" as defined in Section 162(m) and regulations thereunder, that options on no more than 500,000 shares may be granted to a participant in a year, that no more than 50,000 shares may be granted to a participant in a year under other awards denominated in stock, that no more than $5,000,000 may be paid to a participant in a year under all other awards under this Plan and that awards other than options or stock appreciation rights to individuals expected by the Committee to be "covered employees" and recipients of over $1 million in compensation must provide that payment will be subject to achievement of a defined level of one or more of the following performance measures: (i) return on net assets, (ii) revenue growth, (iii) return on invested capital, (iv) total shareholder return, (v) earnings per share,
(vi) cycle time improvements, (vii) manufacturing process yield, (viii) net revenue per employee, or (ix) market share, all as defined in the plan.

No awards may be granted under the 1996 Plan after April 18, 2006.

Tax Consequences

Counsel for the Company has advised that, in the case of an incentive stock option, if an optionee exercises the option during or within three months of employment and does not dispose of the shares within two years of the date of grant of the option or one year after the transfer of such shares to the optionee, the optionee will be entitled for federal income tax purposes to treat any profit which may be realized upon the disposition of the shares as a long-term capital gain. In contrast, a person who receives an option under the



25

plan which is not an incentive stock option or otherwise does not comply with the conditions noted above will generally realize ordinary income, at the time of exercise, in the amount of the excess, if any, of the fair market value of the stock on the date of exercise over the option price. In the case of incentive stock options, any excess of the fair market value of the stock at the time of exercise over the option price would be an item of income for purposes of the individual's alternative minimum tax.

Counsel for the Company has also advised that a person who receives a grant of an option, whether it is an incentive stock option or an option which is not an incentive stock option, will not be in receipt of taxable income under the Internal Revenue Code upon the making of the grant. The Company will not be allowed any deduction for federal income tax purposes upon the grant or exercise of incentive stock options (assuming compliance by the optionee with the conditions noted above). The Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, realized by an optionee who (a) exercises an option which is not an incentive stock option, or (b) disposes of stock acquired pursuant to the exercise of an incentive stock option prior to the end of the required holding period described in the immediately preceding paragraph.

The Board of Directors recommends a vote "FOR" the Texas Instruments 1996 Long-Term Incentive Plan.

                             ADDITIONAL INFORMATION

Financial Statements

This proxy statement has been preceded or accompanied by the Annual Report for the fiscal year ended December 31, 1995. The consolidated financial statements and auditor's report on pages 26-39, the management discussion and analysis of financial condition and results of operations on pages 3-7 and 22-25, and information concerning the quarterly financial data on page 39 of the Annual Report are incorporated herein by reference.

Voting Securities

As of February 20, 1996, there were outstanding 189,451,815 shares of the Company's common stock, which is the only class of capital stock entitled to vote at the meeting. Each holder of common stock is entitled to one vote for each share held. As stated in the Notice of Meeting, holders of record of the common stock at the close of business on February 20, 1996 will be entitled to vote at the meeting or any adjournment thereof.













26

The following table sets forth certain information concerning (a) the only persons that have reported beneficial ownership of more than 5% of the common stock of the Company, and (b) the ownership of the Company's common stock by the named executive officers, and all executive officers and directors as a group.

                                            Shares Owned At               Percent of
       Name and Address                    December 31, 1995                Class
--------------------------------           -----------------              ----------
Bankers Trust New York Corporation              20,777,997<F1>(1)           11%
  280 Park Avenue
  New York, NY  10017

Jerry R. Junkins                               820,531<F2>(2)               <F4>*

William B. Mitchell                             73,604<F2>(2)               <F4>*

William P. Weber                               130,403<F2>(2)               <F4>*

Thomas J. Engibous                              57,295<F2>(2)               <F4>*

William F. Hayes                               208,934<F2>(2)               <F4>*

All executive officers and                   1,899,908<F2>(2)<F3>(3)           1%
directors as a group

____________________

<F4>*Less than 1%.

<F1>(1) Includes 17,095,662 shares held in profit sharing stock accounts of the
Company's employees under the U.S. profit sharing trust served by Bankers Trust Company of the Southwest, a subsidiary of Bankers Trust New York Corporation, as trustee. Under the terms of the trust, the trustee votes the shares in each employee's account in accordance with the employee's wishes.

<F2>(2) Includes shares subject to acquisition within 60 days by Messrs.
Junkins, Mitchell, Weber, Engibous and Hayes for 709,500, 48,500, 106,500, 46,800 and 183,325 shares, respectively, and shares credited to profit sharing stock accounts for Messrs. Junkins, Mitchell, Weber, Engibous and Hayes in the amounts of 10,253, 5,412, 5,813, 1,895 and 3,455, respectively. Excludes shares held by a family member if a director or officer has disclaimed beneficial ownership.

<F3>(3) Includes (a) 1,513,699 shares subject to acquisition within 60 days, and (b) 49,690 shares credited to profit sharing stock accounts.









27


Cost of Solicitation

The solicitation is made on behalf of the board of directors of the Company. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, the Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and will reimburse them for their expenses in so doing. Officials and regular employees of the Company, without additional compensation, may solicit proxies personally, by telephone or telegram, from some stockholders if proxies are not promptly received. In addition, the Company has retained Georgeson & Company, Inc. to assist in the solicitation of proxies at a cost of $15,000 plus out-of-pocket expenses.




































28

Vote Required

The eleven nominees for election as directors at the 1996 Annual Meeting of Stockholders who receive the greatest number of votes cast at that meeting by the holders of the Company's common stock entitled to vote at that meeting, a quorum being present, shall become directors at the conclusion of the tabulation of votes. A majority vote of the outstanding common stock is necessary for the adoption of the proposed charter amendment. An affirmative vote of the holders of a majority of the voting power of the Company's common stock, present in person or represented by proxy and entitled to vote at the meeting, a quorum being present, is necessary to approve any other matters as may properly come before the meeting. Under Delaware law and the Company's Restated Certificate of Incorporation and By-Laws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote FOR, AGAINST or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such matters, and the total number of votes cast FOR each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast.
An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote AGAINST the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently.

Other Matters

The firm of Ernst & Young LLP has been selected by the board of directors, pursuant to the recommendation of its Audit Committee, as independent auditors for the Company. Representatives of such firm are expected to be present, and to be available to respond to appropriate questions, at the annual meeting. They will have the opportunity to make a statement if they desire to do so; they have indicated that, as of this date, they do not desire to do so.

Section 16(a) of the Securities Exchange Act of 1934 requires certain persons, including the Company's directors and executive officers, to file reports with the Securities and Exchange Commission regarding beneficial ownership of certain equity securities of the Company. During 1995, because of an inadvertent clerical error at the Company, one of Mr. Mitchell's reports was filed late.



                                     By Order of the Board of Directors,



                                     /s/ RICHARD J. AGNICH
                                     Richard J. Agnich
                                     Senior Vice President,
                                     Secretary and General Counsel

Dallas, Texas
February 28, 1996



29

                     Graphic and Image Information Appendix

Photos of the directors appear to the left of each director's biographical information on pages 2, 3 and 4.

A performance graph showing five year cumulative total return among the Company, the S&P 500 Index and the S&P High-Tech Composite Index appears on page 20. The coordinates used in the graph also appear on page 20.















































30

                                                                      EXHIBIT A

                TEXAS INSTRUMENTS 1996 LONG-TERM INCENTIVE PLAN

                           As Adopted April 18, 1996


The Texas Instruments 1996 Long-Term Incentive Plan is designed to enhance the ability of the Company to attract and retain exceptionally qualified individuals and to encourage them to acquire a proprietary interest in the growth and performance of the Company.

For purposes of the Plan, unless otherwise indicated, the term "Company" shall mean Texas Instruments Incorporated and its subsidiaries of which substantially all of the voting stock is owned directly or indirectly by Texas Instruments.

Eligibility

Any employee of the Company, including any officer or employee-director, shall be eligible to be designated a Participant (defined below). Directors who are not full-time or part-time officers or employees are not eligible to be designated Participants.

Compensation Committee

The Plan shall be administered by a Committee of the Board of Directors which
shall be known as the Compensation Committee (the "Committee").   The
Committee shall be appointed by a majority of the whole Board and shall consist of not less than three directors. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. A director may serve as a member or alternate member of the Committee only during periods in which he is a "disinterested person" as described in Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time ("Rule 16b-3"). No member or alternate member of the Committee shall be eligible, while a member or alternate member, for participation in the Plan. In addition, a director may serve as a member or alternate member of the Committee only during periods in which he is an "outside" director as described in Section 162(m) of the Internal Revenue Code of 1986 and regulations promulgated thereunder. The Committee shall have full power and authority to construe, interpret and administer the Plan. It may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum and all decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the employees.

Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) "Award" shall mean any Option, Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted under the Plan.

(b) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(d) "Cycle Time Improvement" shall mean a reduction of the actual time a specific process relating to a product or service of the Company takes to accomplish.

(e) "Earnings Per Share" shall mean earnings per share calculated in accordance with Generally Accepted Accounting Principles.

(f) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities) the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(g) "Incentive Stock Option" shall mean an option granted under paragraph (a) under the heading "Awards" set forth below that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(h) "Manufacturing Process Yield" shall mean the good units produced as a percent of the total units processed.

(i) "Market Share" shall mean the percent of sales of the total available market in an industry, product line or product attained by the Company or one of its business units during a time period.

(j) "Net Revenue Per Employee" in a period shall mean net revenue divided by the average number of employees of the Company, with average defined as the sum of the number of employees at the beginning and ending of the period divided by two.

(k) "Non-Qualified Stock Option" shall mean an option granted under said paragraph (a) that is not intended to be an Incentive Stock Option.

(l) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock
    Option.

(m) "Other Stock-Based Award" shall mean any right granted under paragraph (d) under the heading "Awards" set forth below.

(n) "Participant" shall mean an employee designated to be granted an Award under the Plan.

(o) "Performance Unit" shall mean any right granted under paragraph (c) under the heading "Awards" set forth below.

(p) "Released Securities" shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.

(q) "Restricted Securities" shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(r) "Restricted Stock" shall mean any Share granted under paragraph (b) under the heading "Awards" set forth below.

(s) "Restricted Stock Unit" shall mean any right granted under said paragraph
    (b) that is denominated in Shares.

(t) "Return On Common Equity" for a period shall mean net income less preferred stock dividends divided by total shareholders equity, less amounts, if any, attributable to preferred stock.

(u) "Return On Net Assets" for a period shall mean net income less preferred stock dividends divided by the difference of average total assets less average non-debt liabilities, with average defined as the sum of assets or liabilities at the beginning and ending of the period divided by two.

(v) "Revenue Growth" shall mean the percentage change in revenue (as defined in Statement of Financial Accounting Concepts No. 6, published by the Financial Accounting Standards Board) from one period to another.

(w) "Shares" shall mean shares of the common stock of the Company, $1.00 par value.

(x) "Total Shareholder Return" shall mean the sum of the appreciation in the Company's stock price and dividends paid on the common stock of the Company over a given period of time.

Administration of Plan

The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:
(i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Unless otherwise determined by the Committee, the amounts of any dividend equivalents or interest determined by the Committee to be payable with respect to any Awards shall not be counted against the aggregate number of shares available for granting Awards under the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding upon all persons, including the Company, any Participant, any holder or beneficiary of any Award, any stockholder and any employee of the Company.

Shares Available for Awards

Subject to adjustment as provided below:

(a)   Number of Shares Available

        (i) Overall. The number of Shares available for granting Awards (including Awards of Restricted Stock and Restricted Stock Units and Other Stock-Based Awards) under the Plan during the term of the Plan shall be 18,500,000 shares. If, after the effective date of the Plan, any Shares covered by an award granted under the Plan, or by an option granted under the Company's 1984 or 1988 Stock Option Plans, or an award granted under the Company's Long-Term Incentive Plan adopted April 15, 1993, or to which such an award relates, are forfeited, or if such an Award or such an option otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such award or option, or to which such award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such award, to the extent of any such forfeiture or termination, shall again be, or shall become, available for granting awards under the Plan to the extent permitted by Rule 16b-3.

       (ii) Additional Restriction. The maximum number of Shares that may be awarded under paragraph (b), "Restricted Stock and Restricted Stock Units", and paragraph (d), "Other Stock-Based Awards", under the heading "Awards" below during the term of the Plan shall be 2,000,000 shares.

(b)   Accounting for Awards

For purposes of this section:

        (i) If an Award is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; and

       (ii) Awards not denominated in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan;

provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from) other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company shall not, except in the case of Awards granted to employees who are officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, be counted against the Shares available for granting Awards under the Plan.

(c)   Sources of Shares Deliverable Under Awards

Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(d)   Adjustments

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereof; and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

Awards

(a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

        (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that, except in the case of Options granted through assumption of, or in substitution for, outstanding awards previously granted by an acquired company, such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

       (ii) Option Term. The term of each Option shall be fixed by the Committee.

      	(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

	       (iv)  Incentive Stock Options.  The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(b)   Restricted Stock and Restricted Stock Units

        (i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

       (ii) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. However, the minimum vesting period for Restricted Stock Units granted under this Plan shall be three years.

      (iii) Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

       (iv) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such Restricted Stock shall become Released Securities.

(c) Performance Units. The Committee is hereby authorized to grant Performance Units to Participants. Subject to the terms of the Plan, a Performance Unit granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Unit, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Unit granted and the amount of any payment or transfer to be made pursuant to any Performance Unit shall be determined by the Committee.

(d) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, stock appreciation rights) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this paragraph (d) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Awards granted through assumption of, or in substitution for, outstanding awards previously granted by an acquired company, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(e)   General.

        (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

       (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

      (iii) Forms of Payment Under Awards. Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

       (iv) Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

        (v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

       (vi) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (vii) Performance Measures for Selected Awards. Every award other than an option or stock appreciation right to a member of the Executive Group (defined below) shall include a pre-established formula, such that payment, retention or vesting of the award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels, as determined by the Committee, of one or more of the following performance measures, as determined by the Committee: (i) return on net assets, (ii) revenue growth, (iii) return on common equity, (iv) total shareholder return, (v) earnings per share,
             (vi) cycle time improvement, (vii) manufacturing process yield,
             (viii) net revenue per employee or (ix) market share. The "Executive Group" shall include every person who, at the time such pre-established formula is determined, is expected by the Committee to be both (a) a "covered employee" as defined in
             Section 162(m) of the Code as of the end of the taxable year in which payment of the award may be deducted by the Company, and
             (b) the recipient of compensation of more than $1,000,000 for that taxable year. For awards in the form of options or stock appreciation rights, no more than 500,000 shares can be granted under this Plan to any participant in any one year. For other awards denominated in stock, no more than 50,000 shares can be granted under this Plan to any participant in any one year. For all other awards, no more than $5,000,000 can be paid under this Plan to any participant in any one year.

Amendment and Termination

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan, without the consent of any share owner, Participant, other holder or beneficiary of an Award, or other person; provided, however, that, no such action shall impair the rights under any Award theretofore granted under the Plan and that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation or termination shall be made that would:

        (i) Increase the total number of Shares available for Awards under the Plan, except as provided under the heading "Shares Available for Awards" above; or

       (ii) permit Options or other Stock-Based Awards encompassing rights to purchase Shares to be granted with per Share grant, purchase, or exercise prices of less than the Fair Market Value of a Share on the date of grant thereof, except to the extent permitted in paragraphs (a) or (d) under the heading "Awards" above.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided that no such action shall impair the rights of any relevant Participant or holder or beneficiary under any Award theretofore granted under the Plan; and provided further that, except as provided for in paragraph (d) under the heading "Shares Available for Awards" above and in paragraph (c) below, no such action shall reduce the exercise price of any Option.

(c) Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in paragraph (d) under the heading "Shares Available for Awards" above) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

General Provisions

(a) No Rights to Awards. No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Delegation. The Committee may delegate to one or more officers or managers of the Company, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended; provided, that any delegation to management shall conform with the requirements of the General Corporation Law of Delaware, as in effect from time to time.

(c) Withholding. The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Shares, other securities, other Awards or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company. Further, the Company may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

(g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Effective Date of the Plan

The Plan shall be effective as of the date of its approval by the stockholders of the Company.

Term of the Plan

No Award shall be granted under the Plan after April 18, 2006. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

                     TI EMPLOYEES UNIVERSAL PROFIT SHARING PLAN
                    LETTER TO ACCOMPANY VOTING INSTRUCTIONS FORM


                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 18, 1996

                                                            February 28, 1996

TO:  Participants in TI's Universal Profit Sharing Plan

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and Instructions to Trustee on Voting relate to shares of common stock of Texas Instruments Incorporated held by the Trustee for your profit sharing accounts.

As noted in the Proxy Statement, the TI board of directors has designated the following nominees for election to the board for the ensuing year: JAMES R. ADAMS, DAVID L. BOREN, JAMES B. BUSEY IV, GERALD D. FRONTERHOUSE, DAVID R. GOODE, JERRY R. JUNKINS, WILLIAM S. LEE, WILLIAM B. MITCHELL, GLORIA M. SHATTO, WILLIAM P. WEBER and CLAYTON K. YEUTTER. Biographies of the nominees appear in the Proxy Statement. In addition, the two board proposals set forth in the Proxy Statement are expected to be presented at the annual meeting. The board of directors of TI recommends a vote FOR the election of directors and the two board proposals.

The Trustee is required to vote the whole shares held for each of your accounts (and whole and fractional shares held for Tax Credit Employee Stock Ownership Accounts) in accordance with your instructions. If you wish to instruct the Trustee on voting of whole shares held for your accounts (and whole and fractional shares held for Tax Credit Employee Stock Ownership Accounts), you should complete and sign the "Instructions to Trustee on Voting" form enclosed and return it in the addressed, postage-free envelope by April 15, 1996.

In the event that you do not instruct the Trustee on voting the whole shares held for your accounts (except Tax Credit Employee Stock Ownership Account shares) by April 15, 1996 in the manner provided in this letter, the Trustee will vote such shares in accordance with the vote of the majority of the shares for which the Trustee receives voting instructions from other participants. Fractional shares and unallocated shares held for accounts other than Tax Credit Employee Stock Ownership Accounts will be voted in the same manner. In accordance with plan provisions, the Trustee will vote the shares held for each Tax Credit Employee Stock Ownership Account (generally 2 to 15 whole shares per account) only as specifically instructed by participants by April 15, 1996.

NOTE: If you own TI shares in your own name, a Proxy for those shares will be sent to you in a separate package.



                                            Chuck Nielson
                                            Vice President, Human Resources






PROXY							 			                                                       		PROXY


           PROXY FOR ANNUAL MEETING TO BE HELD APRIL 18, 1996

         This Proxy is solicited on behalf of the Board of Directors.


The undersigned hereby appoints JAMES R. ADAMS, JERRY R. JUNKINS, GLORIA M. SHATTO, or any one or more of them, the true and lawful attorneys of the undersigned with power of substitution, to vote as proxies for the undersigned at the annual meeting of stockholders of TEXAS INSTRUMENTS INCORPORATED to be held in Dallas, Texas, on April 18, 1996, at 10:00 a.m. (Dallas time) and at any or all adjournments thereof, according to the number of shares of common stock which the undersigned would be entitled to vote if then personally present, in the election of directors and upon other matters properly coming before the meeting.




      IMPORTANT-This Proxy must be signed and dated on the reverse side.

                               Draft of

TEXAS INSTRUMENTS
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [/]
_____________________________________________________________________________


The board of directors recommends a vote FOR the election of directors and the two board proposals.

                                                            For All
1. Election of Directors                  For   Withheld    Except Nominee(s)
                                                            Written Below
   Nominees:  J.R. Adams, D.L. Boren,     [ ]   [ ]         [ ]______________
   J.B. Busey IV, G.W. Fronterhouse,
   D.R. Goode, J.R. Junkins,
   W.S. Lee, W.B. Mitchell,
   G.M. Shatto, W.P. Weber
   and C.K. Yeutter.

2. Proposal regarding increasing the      For   Against     Abstain
   Company's authorized common stock.     [ ]   [ ]         [ ]

3. Proposal regarding adoption of         For   Against     Abstain
   Texas Instruments 1996 Long-Term       [ ]   [ ]         [ ]
   Incentive Plan.



                             If no contrary indication is made, this proxy will be voted FOR the election of each board nominee and FOR the board proposals.

                             Dated __________________________, 1996


                             ______________________________________________
                             Signature

                             ______________________________________________
                             Signature

NOTE: Please sign exactly as name appears hereon. For joint accounts both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.





                   INSTRUCTIONS TO TRUSTEE ON VOTING
                            TI COMMON STOCK
                            HELD UNDER THE
               TI EMPLOYEES UNIVERSAL PROFIT SHARING PLAN


PLEASE VOTE AND SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE
         These voting instructions are requested in conjunction
           with a proxy solicitation by the Board of Directors
                   of Texas Instruments Incorporated.


                  [participant identifying information]


I hereby instruct Bankers Trust Company of the Southwest as Trustee of the TI Employees Universal Profit Sharing Trust ("Trust") to vote in person or by proxy, at the annual meeting of stockholders of Texas Instruments Incorporated ("TI") on April 18, 1996, or any adjournments thereof, the whole shares of TI common stock ("TI stock") held in the TI Stock Fund under the Trust which are attributable to my Universal Profit Sharing Account and CODA Account and the whole and fractional shares of TI Stock held in the TI Stock Fund which are attributable to my Tax Credit Employee Stock
Ownership Account in the manner indicated on the reverse side of this form with respect to each item identified thereon.

The Trustee will vote the shares represented by this voting instructions form if properly signed and received by April 15, 1996. If no instructions are specified on a signed form, the shares represented thereby will be voted in accordance with the vote of the majority of the shares on which voting instructions are received from other participants, except that the Trustee is not permitted under the TI Employees Universal Profit Sharing Plan to vote shares of TI stock attributable to Tax Credit Employee Stock Ownership Accounts unless voting instructions have been received.

                                 (over)
PLEASE MARK YOUR CHOICE IN OVAL IN THE FOLLOWING MANNER USING DARK INK
ONLY: [ / ]
________________________________________________________________________

The board of directors of TI recommends a vote FOR the election of directors and the two board proposals.
Draft of


                                                            For All
1. Election of Directors                  For   Withheld    Except Nominee(s)
                                                            Written Below
   Nominees:  J.R. Adams, D.L. Boren,     [ ]   [ ]         [ ]______________
   J.B. Busey IV, G.W. Fronterhouse,
   D.R. Goode, J.R. Junkins, W.S. Lee,
   W.B. Mitchell, G.M. Shatto,
   W.P. Weber and C.K. Yeutter.

2. Proposal regarding increasing the      For   Against     Abstain
   Company's authorized common stock.     [ ]   [ ]         [ ]

3. Proposal regarding adoption of         For   Against     Abstain
   Texas Instruments 1996 Long-Term       [ ]   [ ]         [ ]
   Incentive Plan.


                             Dated __________________________, 1996


                             ______________________________________________
                             Signature


                             NOTE: Please sign exactly as name appears on the front side. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.